UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _ )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as
permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Allied Capital Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed:

Exhibit 99.1
Allied Capital Announces 2009 Financial Results
February 24, 2010 — Washington, DC — Allied Capital Corporation (NYSE: ALD) today announced 2009 financial results.
Highlights for 2009
•	Net investment income was $0.31 per share, or $55.6 million

•	Net realized losses were $2.02 per share, or $361.1 million

•	The total of net investment income and net realized losses was a loss of $1.71 per share, or $305.6 million

•	Net unrealized depreciation was $0.98 per share, or $176.7 million; including net depreciation in portfolio value of $2.81 per share, or $504.6 million, and the reversal of net unrealized depreciation associated with net realized losses and dividend income of $1.83 per share, or $327.9 million

•	Gain on repurchase of debt was $0.47 per share or $83.5 million

•	Loss on extinguishment of debt was $0.69 per share, or $122.8 million

•	Net loss was $2.91 per share, or $521.5 million

•	Net asset value per share was $6.66 at December 31, 2009

•	Shareholders’ equity was $1.2 billion at December 31, 2009

•	New investments totaled $130.4 million

•	Principal collections from investment repayments or sales totaled $1.1 billion

•	Cash and investments in money market and other securities totaled $401.7 million at December 31, 2009
For the year ended December 31, 2009, net investment income was $55.6 million or $0.31 per share compared to net investment income of $212.0 million or $1.23 per share for the year ended December 31, 2008. For the year ended December 31, 2009, the company had net realized losses of $361.1 million or $2.02 per share, compared to net realized losses of $129.4 million or $0.75 per share for the year ended December 31, 2008.
For the year ended December 31, 2009, the sum of net investment income and net realized losses was a loss of $305.6 million or $1.71 per share. For the year ended December 31, 2008, the sum of net investment income and net realized losses was income of $82.6 million or $0.48 per share.
For the year ended December 31, 2009, net change in unrealized appreciation or depreciation was a decrease of $176.7 million or $0.98 per share. Net unrealized depreciation for the year was increased by additional net depreciation of $504.6 million or $2.81 per share due to changes in portfolio value and the reversal of previously recorded unrealized appreciation associated with realized gains and dividend income of $39.2 million or $0.22 per share. Net unrealized depreciation for the year was reduced by $367.1 million or $2.05 due to the reversal of previously recorded unrealized depreciation associated with net realized losses.
For the year ended December 31, 2008, net change in unrealized appreciation or depreciation was a decrease of $1.1 billion or $6.49 per share. Net unrealized depreciation for the year ended December 31, 2008 was increased by additional net depreciation of $1.2 billion or $7.18 per share due to changes in portfolio value and the reversal of previously recorded unrealized appreciation associated with realized gains and dividend income of $131.1 million or $0.76 per share. Net unrealized depreciation for the year ended December 31, 2008 was reduced by $249.9 million or $1.44 per share due to the reversal of previously recorded unrealized depreciation associated with realized losses.
Net loss for the year ended December 31, 2009, was $521.5 million or $2.91 per share, which included loss on extinguishment of debt of $122.8 million or $0.69 per share and gain on repurchase of debt of $83.5 million or $0.47 per share. Net loss for the year ended December 31, 2008, was $1.0 billion or $6.01 per share which included gain on repurchase of debt of $1.1 million or $0.01.

For the quarter ended December 31, 2009, net investment income was $0.2 million or $0.00 per share compared to net investment income of $33.0 million or $0.18 per share for the quarter ended December 31, 2008. For the quarter ended December 31, 2009, the company had net realized losses of $202.8 million or $1.13 per share, compared to net realized losses of $176.7 million or $0.99 per share for the quarter ended December 31, 2008.
For the quarter ended December 31, 2009, the sum of net investment income and net realized losses was a loss of $202.6 million or $1.13 per share. For the quarter ended December 31, 2008, the sum of net investment income and net realized gains was a loss of $143.7 million or $0.80 per share.
For the quarter ended December 31, 2009, net change in unrealized appreciation or depreciation was an increase of $203.8 million or $1.14 per share. Net unrealized depreciation for the quarter was increased by additional net depreciation due to changes in portfolio value of $4.4 million or $0.02 per share and the reversal of previously recorded unrealized appreciation associated with realized gains of $7.6 million or $0.04 per share. Net unrealized depreciation for the quarter was reduced by $215.8 million or $1.20 per share due to the reversal of previously recorded unrealized depreciation associated with realized losses.
For the quarter ended December 31, 2008, net change in unrealized appreciation or depreciation was a decrease of $436.3 million or $2.44 per share. The net unrealized depreciation for the fourth quarter of 2008 was increased by additional net depreciation of $605.1 million or $3.39 per share due to changes in portfolio value and the reversal of previously recorded unrealized appreciation associated with realized gains of $0.9 million or $0.01 per share. Net unrealized depreciation for the quarter was reduced by $169.7 million or $0.95 per share due to the reversal of previously recorded unrealized depreciation associated with real losses.
Net loss for the quarter ended December 31, 2009, was $4.1 million or $0.02 per share, which included loss on extinguishment of debt of $5.3 million or $0.03 per share. Net loss for the quarter ended December 31, 2008 was $578.8 million or $3.24 per share, which included gain on repurchase of debt of $1.31 million or $0.01 per share.
Net income can vary substantially from period to period due to the recognition of realized gains and losses and unrealized appreciation and depreciation, among other factors. As a result, quarterly comparisons of net income may not be meaningful.
The company did not pay dividends in 2009. The company currently estimates that it has no dividend distribution requirements for 2009. The company intends to continue to retain capital and does not expect its shareholders to receive dividends in 2010. Taxable income for 2010, if any, may be carried forward for distribution in 2011.
Portfolio and Investment Activity
The company has reduced new investment activity as part of its efforts to conserve capital and reduce outstanding debt. Investments funded for the quarter ended December 31, 2009, totaled $12.3 million, primarily related to pre-existing investment commitments. During the quarter, principal collections related to investment repayments or sales totaled $418.8 million.
At December 31, 2009, the total portfolio at value was $2.1 billion, including interest-bearing investments of $1.8 billion with a weighted average yield of 11.6%.
Portfolio Quality
Loans and debt securities over 90 days delinquent at December 31, 2009, were $175.8 million or 8.2% of the portfolio at value. At December 31, 2008, loans and debt securities over 90 days delinquent were $108.0 million or 3.1% of the portfolio at value. Excluding the company’s senior loan to Ciena Capital LLC, loans and debt securities over 90 days delinquent were $75.7 million or 3.6% of the portfolio at value at December 31, 2009 as compared to $3.1 million or 0.1% of the portfolio at value at December 31, 2008.
Loans and debt securities not accruing interest at December 31, 2009 were $246.6 million or 11.6% of the portfolio at value, as compared to $335.6 million or 9.6% of the portfolio at value at December 31, 2008. Excluding the company’s senior loan to Ciena Capital LLC, loans on non-accrual were $146.6 million or 6.9% of the portfolio at value at December 31, 2009 as compared to $230.7 million or 6.6% of the portfolio at value at December 31, 2008.
Loans and debt securities on non-accrual and over 90 days delinquent totaled $139.9 million at December 31, 2009 and $108.0 million at December 31, 2008.
Liquidity and Operations
The company focused its efforts in 2009 on selling assets in its portfolio in order to generate capital to improve its liquidity and de-lever its balance sheet. During the three months ended December 31, 2009, the company sold or had repayments on portfolio investments that generated cash proceeds of $418.8 million. For the year ended December 31, 2009, the company sold or had repayments on portfolio investments that generated cash proceeds of $1.1 billion. At December 31, 2009, the company had cash and money market and other securities totaling $401.7 million as compared to $50.7 million at December 31, 2008.
At December 31, 2009, the company had total par debt outstanding of $1.5 billion, including bank term debt of $41.1 million, private notes of $673.2 million and public debt of $745.5 million, as compared to $1.9 billion at December 31, 2008. During the fourth quarter of 2009, the company repaid $176.7 million of its outstanding debt on the private notes and bank term debt. During the year ended December 31, 2009, the company repurchased publicly issued notes in the market with a total par value of $134.5 million for a total cost of $50.3 million. The company did not repurchase any publicly issued notes during the three months ended December 31, 2009. The company recognized a gain on repurchase of debt of $83.5 million for the year ended December 31, 2009. The company’s asset coverage ratio at December 31, 2009 was 180%.
From December 31, 2009 through January 29, 2010, the company collected additional cash proceeds from asset sales totaling approximately $150.5 million. In addition, on January 29, 2010, the company repaid in full its existing secured private debt through cash generated by asset sales and repayments and refinancing proceeds from a new $250 million secured term loan. On January 29, 2010, after giving effect to the refinancing and the full repayment of the private debt, the company had total outstanding debt of $995.5 million and cash and investments in money market and other securities of approximately $128 million. This refinancing and the related payoff of the existing secured private debt allowed the company to return to an asset coverage ratio above 200%, assuming no changes in portfolio values since December 31, 2009.
Merger Agreement
On October 26, 2009, the company and Ares Capital Corporation announced a strategic business combination in which ARCC Odyssey Corp., (“Merger Sub”) a wholly owned subsidiary of Ares Capital Corporation, (“Ares Capital”) would merge with and into Allied Capital and, immediately thereafter, Allied Capital would merge with and into Ares Capital. If the merger of Merger Sub into Allied Capital is completed, holders of Allied Capital common stock will have a right to receive 0.325 shares of Ares Capital common stock for each share of Allied Capital common stock held immediately prior to such merger. In connection with such merger, Ares Capital expects to issue a maximum of approximately 58.3 million shares of its common stock (assuming that holders of all “in-the-money” Allied Capital stock options elect to be cashed out), subject to adjustment in certain limited circumstances. The closing of the merger is subject to the receipt of stockholder approvals from the company and Ares Capital stockholders, and other closing conditions. The company is holding a Special Meeting of Stockholders on March 26, 2010, at which the company’s stockholders will be asked to vote on the approval of the merger and the merger agreement described in the proxy statement dated February 11, 2010. Approval of the merger and the merger agreement requires the affirmative vote of two-thirds of the company’s outstanding shares entitled to vote at the meeting. The completion of the merger with Ares Capital is dependent on a number of conditions being satisfied or, where legally permissible, waived.
Webcast/ Conference Call at 10:15 a.m. (Eastern Time) on Wednesday, February 24, 2010
The company will host a webcast/conference call at 10:15 a.m. (Eastern Time) on Wednesday, February 24, 2010, to discuss the results for the quarter. PLEASE VISIT THE PRESENTATIONS & REPORTS SECTION OF THE INVESTOR RESOURCES PORTION OF THE COMPANY’S WEBSITE FOR A SLIDE PRESENTATION THAT COMPLEMENTS TODAY’S CONFERENCE CALL.
All interested parties are welcome to attend the live webcast, which will be hosted through our web site at www.alliedcapital.com. Please visit the web site to test your connection before the call. You can also access the conference call by dialing (877) 890-4367 approximately 15 minutes prior to the call. International callers should dial (973) 532-4907. All callers should reference the passcode “55558256.”
An archived replay of the event will be available through March 10, 2010 by calling (800) 642-1687 (international callers please dial (706) 645-9291). Please reference passcode “55558256”. An archived replay will also be available on our website. For complete information about the webcast/conference call and the replay, please visit our website or call Allied Capital Investor Relations at (888) 818-5298.
About Allied Capital
Allied Capital (NYSE: ALD) is a business development company (BDC) that is regulated under the Investment Company Act of 1940. Allied Capital has a portfolio of investments in the debt and equity capital of middle market businesses nationwide. Founded in 1958 and operating as a public company since 1960, Allied Capital has been investing in the U.S. entrepreneurial economy for 50 years. Allied Capital has a diverse portfolio of investments in 88 companies across a variety of industries. For more information, please visit www.alliedcapital.com, call Allied Capital investor relations toll-free at (888) 818-5298, or e-mail us at ir@alliedcapital.com.
Forward-Looking Statements
The information contained in this press release contains forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, and these factors are enumerated in Allied Capital’s filings with the Securities and Exchange Commission. This press release should be read in conjunction with the company’s recent SEC filings.
Important Additional Information to be Filed with SEC
This communication is being made in respect of the proposed business combination involving Ares Capital and Allied Capital. In connection with the proposed transaction, Ares Capital has filed with the SEC a Registration Statement on Form N-14 that includes proxy statements of Ares Capital and Allied Capital and that also constitutes a prospectus of Ares Capital. On or around February 16, 2010, Ares Capital and Allied Capital began mailing the definitive Joint Proxy Statement/Prospectus to their respective stockholders of record as of the close of business on February 2, 2010. INVESTORS AND SECURITY HOLDERS OF ARES CAPITAL AND ALLIED CAPITAL ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Investors and security holders can obtain free copies of the Registration Statement and Joint Proxy Statement/Prospectus and other documents filed with the SEC by each of Ares Capital and Allied Capital through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and Joint Proxy Statement/Prospectus and other documents filed with the SEC can also be obtained on Ares Capital Corporation’s website at www.arescapitalcorp.com or on Allied Capital Corporation’s website at www.alliedcapital.com, respectively.

Proxy Solicitation
Ares Capital, Allied Capital and their respective directors, executive officers and certain other members of management and employees, including employees of Ares Capital’s investment adviser Ares Capital Management LLC and its affiliates, may be soliciting proxies from Ares Capital and Allied Capital stockholders in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Ares Capital and Allied Capital stockholders in connection with the proposed acquisition is set forth in the Joint Proxy Statement/Prospectus filed with the SEC. You can obtain a free copy of this document from Ares Capital and Allied Capital in the manner set forth above.

CONSOLIDATED BALANCE SHEET
(in thousands, except per share amounts)

	December 31,	December 31,
	2009	2008
	(unaudited)
Assets

Portfolio at value:
Private finance	$2,075,311	$3,399,063
Commercial real estate finance	55,807	93,887

Total portfolio at value	2,131,118	3,492,950

Accrued interest and dividends receivable	43,875	55,638
Other assets	88,802	122,909
Investments in money market and other securities	381,020	287
Cash and cash equivalents	20,682	50,402

Total assets	$2,665,497	$3,722,186

Liabilities and Shareholders’ Equity

Liabilities:
Notes payable	$1,384,920	$1,895,000
Bank secured term debt (former revolver)	41,091	50,000
Accounts payable and other liabilities	41,284	58,786

Total liabilities	1,467,295	2,003,786

Commitments and contingencies

Shareholders’ equity:
Common stock	18	18
Additional paid-in capital	3,037,513	3,037,845
Notes receivable from sale of common stock	(301)	(1,089)
Net unrealized appreciation (depreciation)	(1,679,778)	(1,503,089)
Undistributed (distributions in excess of) earnings	(159,250)	184,715

Total shareholders’ equity	1,198,202	1,718,400

Total liabilities and shareholders’ equity	$2,665,497	$3,722,186

Net asset value per common share	$6.66	$9.62

Common shares outstanding	179,940	178,692

CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Interest and related portfolio income
Interest and dividends	$60,969	$91,339	$290,986	$457,418
Fees and other income	5,467	9,589	27,700	43,694

Total interest and related portfolio income	66,436	100,928	318,686	501,112

Expenses
Interest	42,045	38,956	171,068	148,930
Employee	9,165	18,990	42,104	76,429
Employee stock options	986	2,250	3,355	11,781
Administrative	12,638	13,324	38,147	49,424
Impairment of long-lived asset	—	—	2,873	—

Total operating expenses	64,834	73,520	257,547	286,564

Net investment income before income taxes	1,602	27,408	61,139	214,548
Income tax expense (benefit), including excise tax	1,371	(5,635)	5,576	2,506

Net investment income	231	33,043	55,563	212,042

Net realized and unrealized gains (losses)
Net realized gains (losses)	(202,873)	(176,748)	(361,128)	(129,418)
Net change in unrealized appreciation or depreciation	203,839	(436,256)	(176,689)	(1,123,762)

Total net gains (losses)	966	(613,004)	(537,817)	(1,253,180)

Gain on repurchase of debt	—	1,132	83,532	1,132
Loss on extinguishment of debt	(5,279)	—	(122,776)	—

Net increase (decrease) in net assets resulting from operations	$(4,082)	$(578,829)	$(521,498)	$(1,040,006)

Diluted earnings (loss) per share	$(0.02)	$(3.24)	$(2.91)	$(6.01)

Weighted average common shares outstanding — diluted	179,526	178,692	178,994	172,996

ALLIED CAPITAL CORPORATION
FINANCIAL & STATISTICAL SUMMARY
($ in millions, except per share amounts)

			Unaudited
	Q4 2009(1)	Q3 2009(1)	Q2 2009(1)	Q1 2009(1)	Q4 2008(1)

Income Summary
Interest and related portfolio income	$66.4	$72.4	$84.6	$95.2	$100.9
Operating expenses(2)	64.8	60.9	63.7	68.0	73.5
Income tax expense (benefit), including excise tax(3)	1.4	1.9	2.7	(0.4)	(5.6)

Net investment income	0.2	9.6	18.2	27.5	33.0

Realized gains (losses):
Realized gains	16.8	14.5	8.6	12.8	15.3
Realized losses	(219.6)	(19.6)	(134.7)	(39.9)	(192.0)

Net realized gains (losses)	(202.8)	(5.1)	(126.1)	(27.1)	(176.7)

Net change in unrealized appreciation or depreciation:
Net unrealized appreciation (depreciation)	(4.4)	(36.4)	(101.2)	(362.7)	(605.1)
Reversals of previously recorded net unrealized appreciation or depreciation associated with realized gains or losses:
Unrealized appreciation reversed for realized gains	(7.6)	(8.9)	(10.9)	(1.0)	(0.9)
Unrealized appreciation reversed for dividend income	—	(0.4)	(7.0)	(3.4)	—
Unrealized depreciation reversed for realized losses	215.8	18.0	116.3	17.0	169.7

Net change in unrealized appreciation or depreciation	203.8	(27.7)	(2.8)	(350.1)	(436.3)
Gain on repurchase of debt(4)	—	—	81.5	2.0	1.1
Loss on extinguishment of debt (5)	(5.3)	(117.5)	—	—	—

Net income (loss)	$(4.1)	$(140.7)	$(29.1)	$(347.7)	$(578.8)

Total of net investment income, net realized gains (losses), gain on repurchase of debt and loss on extinguishment of debt	$(207.9)	$113.0	$(26.3)	$2.4	$(142.6)

Per Share Statistics (diluted)
Net investment income	$0.00	$0.05	$0.10	$0.15	$0.18
Net realized gains (losses)	(1.13)	(0.03)	(0.71)	(0.15)	(0.99)
Net change in unrealized appreciation or depreciation	1.14	(0.15)	(0.02)	(1.96)	(2.44)
Gain on repurchase of debt(4)	—	—	0.46	0.01	0.01
Loss on extinguishment of debt	(0.03)	(0.66)	—	—	—

Net income (loss)	$(0.02)	$(0.79)	$(0.16)	$(1.95)	$(3.24)

Total of net investment income, net realized gains (losses), gain on repurchase of debt and loss on extinguishment of debt(6)	$(1.16)	$(0.63)	$(0.15)	$0.01	$(0.80)
Dividends per share	$—	$—	$—	$—	$0.65

Balance Sheet Summary
Total portfolio at value:
Private finance	$2,075.3	$2,442.7	$2,476.3	$2,830.0	$3,399.1
Commercial real estate finance	55.8	68.5	73.7	79.0	93.9

Total portfolio at value	$2,131.1	$2,511.2	$2,550.0	$2,909.1	$3,493.0
Yield on interest-bearing portfolio	11.6%	11.9%	11.8%	11.8%	12.1%
Cash and investments in money market and other securities	$401.7	$152.8	$484.0	$290.2	$50.7
Total assets	$2,665.5	$2,840.2	$3,209.1	$3,387.6	$3,722.2
Total debt outstanding	$1,426.0	$1,593.9	$1,810.5	$1,942.5	$1,945.0
Undistributed (distributions in excess of) earnings	$(159.3)	$47.8	$160.8	$187.1	$184.7
Total shareholders’ equity	$1,198.2	$1,201.3	$1,341.3	$1,369.8	$1,718.4
Net asset value per share	$6.66	$6.70	$7.49	$7.67	$9.62
Asset coverage ratio	180%	175%	174%	171%	188%
Debt to equity ratio	1.19	1.33	1.35	1.42	1.13
Net debt to equity ratio	0.85	1.20	0.99	1.21	1.10
This summary should be read in conjunction with the Company’s SEC filings. Certain reclassifications have been made to prior period balances to conform with the current period financial statement presentation.

(1)	The results for the interim periods are not necessarily indicative of the operating results to be expected for the full year.

(2)	Operating expenses included employee stock option expense totaling $1.0 million or $0.01 per share, $0.4 million or $0.00 per share, $1.2 million or $0.01 per share, $0.8 million or $0.00 per share, $2.3 million or $0.01 per share for the respective periods.

(3)	Income tax expense (benefit), including excise tax, included excise tax expense (benefit) of $0.0 million or $0.00 per share, $0.0 million or $0.00 per share, $0.0 million or $0.00 per share, $0.0 million or $0.00 per share, and $(5.6) million or $(0.03) per share for the respective periods.

(4)	During the three months ended June 30, 2009 and March 31, 2009, the Company repurchased $132.0 million and $2.5 million of its publicly issued notes at a cost of $49.8 million and $0.5 million, respectively. The gain is reduced by the recognition of the remaining unamortized original issue discount associated with the notes repurchased.

(5)	The Company restructured its outstanding private notes and its revolving line of credit in the third quarter of 2009. Upon the restructuring, the Company recorded a loss on extinguishment of debt of $117.5 million. Subsequent to the restructure, the Company made repayments on this debt ahead of maturity and, as a result, recognized a loss on extinguishment of debt of $5.3 million in the fourth quarter of 2009.

(6)	These are the most significant components of our taxable income. The company did not declare dividends in 2009.

ALLIED CAPITAL CORPORATION
FINANCIAL & STATISTICAL SUMMARY
($ in millions, except per share amounts)

			Unaudited
	Q4 2009	Q3 2009	Q2 2009	Q1 2009	Q4 2008

Private Finance New Investments
By security type:
Loans and debt securities
Senior loans	$9.5	$12.6	$6.9	$28.7	$22.1
Unitranche debt	—	—	1.0	—	—
Subordinated debt	—	3.2	3.0	—	7.3

Total loans and debt securities	9.5	15.8	10.9	28.7	29.4
Equity securities
Subordinated certificates in Senior Secured Loan Fund LLC	—	—	47.4	—	11.1
Other equity securities	2.4	2.8	3.0	6.9	6.9

Total new investments	$11.9	$18.6	$61.3	$35.6	$47.4

By transaction type:
Debt investments	$11.6	$9.0	$59.1	$24.4	$37.8
Buyout investments	0.3	9.6	2.2	11.2	9.6

Total new investments	$11.9	$18.6	$61.3	$35.6	$47.4

Private Finance Repayments or Sales
By security type:
Loans and debt securities	$175.7	$41.4	$328.7	$216.9	$146.7
Equity	242.9	21.8	12.3	23.8	12.4

Total repayments or sales	$418.6	$63.2	$341.0	$240.7	$159.1

Private Finance Portfolio at Value
Loans and debt securities
Senior loans	$278.9	$289.4	$287.1	$289.1	$306.3
Unitranche debt	360.4	374.7	376.7	403.8	456.4
Subordinated debt	1,051.3	1,182.9	1,186.6	1,492.7	1,829.1

Total loans and debt securities	1,690.6	1,847.0	1,850.4	2,185.6	2,591.8
Equity securities
Preferred shares/ income notes of CLOs	86.4	84.4	82.1	104.4	179.2
Subordinated certificates in Senior Secured Loan Fund LLC (7)	—	165.0	154.2	124.5	125.4
Other equity securities	298.3	346.3	389.6	415.5	502.7

Total equity securities	384.7	595.7	625.9	644.4	807.3

Total portfolio	$2,075.3	$2,442.7	$2,476.3	$2,830.0	$3,399.1

Yields(8):
Senior loans	4.9%	4.8%	4.9%	5.9%	5.6%
Unitranche debt	12.9%	12.2%	12.2%	12.1%	12.0%
Subordinated debt	13.4%	13.4%	13.8%	13.5%	12.9%
Total loans and debt securities	11.9%	11.8%	12.1%	12.3%	11.9%
Preferred shares/ income notes of CLOs	8.0%	12.1%	11.1%	8.0%	16.4%
Subordinated certificates in Senior Secured Loan Fund LLC	—	14.0%	10.0%	9.2%	12.0%
Total interest bearing investments	11.6%	12.0%	11.8%	11.9%	12.2%
Total number of portfolio investments	100	113	120	132	138
This summary should be read in conjunction with the Company’s SEC filings. Certain reclassifications have been made to prior period balances to conform with the current period financial statement presentation.

(7)	During the fourth quarter of 2009, we sold our investment, including our outstanding commitments and the provision of management services, in the Senior Secured Loan Fund LLC to Ares Capital.

(8)	The weighted average yield on loans and debt securities is computed as the (a) annual stated interest on accruing loans and debt securities plus the annual amortization of loan origination fees, original issue discount, and market discount on accruing loans and debt securities less the annual amortization of loan origination costs, divided by (b) total loans and debt securities at value. The weighted average yield on the preferred shares/income notes of CLOs is calculated as the (a) effective interest yield on the preferred shares/income notes of CLOs is calculated as the (a) effective interest yield on the preferred shares/income notes of CLOs, divided by (b) total preferred shares/income notes of CLOs at value. The weighted average yield on the subordinated certificates in the Senior Secured Loan Fund LLC is computed as the (a) effective interest yield on the subordinated certificates divided by (b) total investment at value. The weighted average yields are computed as of the balance sheet date.

ALLIED CAPITAL CORPORATION
FINANCIAL & STATISTICAL SUMMARY
($ in millions, except per share amounts)

			Unaudited
	Q4 2009	Q3 2009	Q2 2009	Q1 2009	Q4 2008

Valuation Assistance Received
Number of private finance portfolio companies reviewed by third parties	59	78	91	93	86
Percentage of private finance portfolio reviewed at value	94.6%	97.8%	96.9%	94.0%	89.8%

Portfolio Quality Data
Loans and Debt Securities on Non-Accrual Status
Loans and debt securities not accruing interest	$246.6	$315.0	$254.0	$228.4	$335.6
Loans and debt securities not accruing interest, % of portfolio at value	11.6%	12.5%	10.0%	7.9%	9.6%
Loans and debt securities not accruing interest excluding investments in Ciena Capital, % portfolio at value	6.9%	8.5%	6.3%	5.6%	6.6%

Loans and Debt Securities Over 90 Days Delinquent
Loans and debt securities over 90 days delinquent	$175.8	$129.1	$96.7	$67.2	$108.0
Loans and debt securities over 90 days delinquent, % portfolio at value	8.2%	5.1%	3.8%	2.3%	3.1%
Loans and debt securities over 90 days delinquent excluding investments in Ciena Capital, % portfolio at value	3.6%	1.1%	0.1%	0.1%	0.1%

Loans and Debt Securities on Non-Accrual Status and Over 90 Days Delinquent
Loans and debt securities not accruing interest and over 90 days delinquent	$139.9	$129.1	$96.7	$67.2	$108.0
This summary should be read in conjunction with the Company’s SEC filings. Certain reclassifications have been made to prior period balances to conform with the current period financial statement presentation.

Fourth Quarter 2009 Results Presentation

February 24, 2010

ALLIED CAPITAL

Washington DC | New York

www.alliedcapital.com

ALD
LISTED
NYSE

Fourth Quarter 2009 Results Presentation February 24, 2010 Washington DC | New York www.alliedcapital.com

Important Notice FORWARD-LOOKING STATEMENTS This presentation contains "forward-looking statements." These statements include the plans and objectives of management for future operations and financial objectives, portfolio performance, and availability of funds. Information in this presentation is not an update or reaffirmation of previously disclosed information. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors that could cause actual results to differ materially are included in the "Risk Factors" section of the Company's periodic filings with the SEC, and include uncertainties of economic, competitive, and market conditions, and future business decisions all of which are difficult or impossible to predict accurately, and many of which are beyond the control of the Company. Although the Company believes that the assumptions underlying the forward-looking statements included herein are reasonable, any of the assumptions could be inaccurate and therefore there can be no assurance that the forward-looking statements included herein will prove to be accurate. Therefore, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. Historical results discussed in this presentation are not indicative of future results. This presentation should be read in conjunction with the Company's recent SEC filings. IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC This communication is being made in respect of the proposed business combination involving Ares Capital and Allied Capital. In connection with the proposed transaction, Ares Capital has filed with the SEC a Registration Statement on Form N-14 that includes proxy statements of Ares Capital and Allied Capital and that also constitutes a prospectus of Ares Capital. On or around February 16, 2010, Ares Capital and Allied Capital began mailing the definitive Joint Proxy Statement/Prospectus to their respective stockholders of record as of the close of business on February 2, 2010. INVESTORS AND SECURITY HOLDERS OF ARES CAPITAL AND ALLIED CAPITAL ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders can obtain free copies of the Registration Statement and Joint Proxy Statement/Prospectus and other documents filed with the SEC by each of Ares Capital and Allied Capital through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and Joint Proxy Statement/Prospectus and other documents filed with the SEC can also be obtained on Ares Capital Corporation's website at www.arescapitalcorp.com or on Allied Capital Corporation's website at www.alliedcapital.com, respectively. PROXY SOLICITATION Ares Capital, Allied Capital and their respective directors, executive officers and certain other members of management and employees, including employees of Ares Capital's investment adviser Ares Capital Management LLC and its affiliates, may be soliciting proxies from Ares Capital and Allied Capital stockholders in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Ares Capital and Allied Capital stockholders in connection with the proposed acquisition is set forth in the Joint Proxy Statement/Prospectus filed with the SEC. You can obtain a free copy of this document from Ares Capital and Allied Capital in the manner set forth above.

Voting Instructions How to Vote Your Shares: If your shares are held in a bank or brokerage account: 1. You can vote by mailing in your Voting Instruction Form 2. You can vote by contacting your broker, if your shares are held in "street name" 3. You can vote by calling (800) 454-8683. You will need to have your Voting Instruction Form and control number accessible to be able to vote 4. You can vote by going on the Internet to www.proxyvote.com If you are a Registered Holder: 1. You can vote by mailing in your proxy card 2. You can vote by calling (866) 239-6856. You will need to have your proxy card and proxy control number accessible to be able to vote 3. You can vote by going on the Internet to www.proxyvotenow.com/ALD. Again, you'll need your proxy card and proxy control number 4. You can vote by attending the Allied Capital Special Stockholders' Meeting instead of submitting a proxy. If you chose to attend the meeting, please bring an identification and proof of your ownership of Allied Capital stock

Balance Sheet Summary ($ in millions) Q1'08 Q2'08 Q3'08 Q4'08 Q1'09 Q2'09 Q3'09 Q4'09 Total Portfolio $4,636 $4,498 $4,209 $3,493 $2,909 $2,550 $2,511 $2,131 Cash and Investments in Money Market and Other Securities $202 $229 $215 $51 $290 $484 $153 $402 Total Assets $5,082 $4,938 $4,626 $3,722 $3,388 $3,209 $2,840 $2,666 Total Debt $2,192 $2,043 $2,131 $1,945 $1,943 $1,811 $1,594(1) $1,426(1) Undistributed Earnings (Distributions in Excess of Earnings) $500 $430 $422 $185 $187 $161 $48 ($159) Total Shareholders' Equity $2,828 $2,846 $2,413 $1,718 $1,370 $1,341 $1,201 $1,198 Asset Coverage Ratio 229% 239% 213% 188% 171% 174% 175% 180% Debt to Equity 0.77 : 1 0.72 : 1 0.88 : 1 1.13 : 1 1.42 : 1 1.35 : 1 1.33 : 1 1.19 : 1 Debt (Net of Cash) to Equity 0.70 : 1 0.64 : 1 0.79 : 1 1.10 : 1 1.21 : 1 0.99 : 1 1.20 : 1 0.85 : 1 Portfolio Yield 12.3% 12.7% 11.9% 12.1% 11.8% 11.8% 11.9% 11.6% Net Asset Value Per Share $16.99 $15.93 $13.51 $9.62 $7.67 $7.49 $6.70 $6.66 Net of OID of $42.6 million and $33.8 million at 9/30/09 and 12/31/09, respectively. Total debt at par was $1,637 million and $1,460 million at 9/30/09 and 12/31/09, respectively.

Change in Net Asset Value Quarter Ended December 31, 2009 Quarter Ended December 31, 2009 Year Ended December 31, 2009 Year Ended December 31, 2009 $ Per Share $ Per Share NAV at beginning of period $1,201.3 $6.70 $1,718.4 $9.62 Net investment income 0.2 -- 55.6 0.31 Net realized gains (losses) (202.9) (1.13) (361.1) (2.02) Decrease from shareholder distributions -- -- -- -- Net change in unrealized appreciation or depreciation(1) 203.8 1.14 (176.7) (0.98) Gain on repurchase of debt -- -- 83.5 0.47 Loss on Extinguishment of Debt (5.3) (0.03) (122.8) (0.69) Net increase (decrease) from capital share transactions 1.3 (0.02) 1.3 (0.05) NAV at end of period $1,198.2 $6.66 $1,198.2 $6.66 (1) See additional detail provided on slide 10.

De-levering the Balance Sheet

Total Assets, Debt and Asset Coverage Ratio

$5,000
$4,000
$3,000
$2,000
$1,000
$0
($ in millions)
250%
200%
150%
100%
50%
0%
Asset Coverage Ratio
$4,626
$2,131
213%
$3,722
$1,945
188%
$3,388
$1,943
171%
$3,209
$1,811
174%
$2,840
$1,594
175%
$2,666
$1,426
180%
9/30/2008
12/31/2008
3/31/2009
6/30/2009
9/30/2009
12/31/2009
Total Assets
Total Debt
Asset Coverage Ratio

Fourth Quarter 2009 Results Presentation

6

ALLIED CAPITAL

De-levering the Balance Sheet 9/30/2008 12/31/2008 3/31/2009 6/30/2009 9/30/2009 12/31/2009 12/31/2009 Adjusted Total Assets 4626 3722 3388 3209 2840 2666 2206 Total Debt 2131 1945 1943 1811 1594 1426 995 Asset Coverage Ratio 2.13 1.88 1.71 1.74 1.75 1.8 2.22 Total Assets, Debt and Asset Coverage Ratio

Income Summary ($ in millions) Q1'08 Q2'08 Q3'08 Q4'08 FY'08 Q1'09 Q2'09 Q3'09 Q4'09 FY'09 Interest $117.8 $119.0 $110.2 $97.2 $444.2 $84.2 $71.3 $65.0 $59.7 $280.2 Dividends 16.9 0.2 2.0 (5.9) 13.2 4.5 4.4 0.6 1.3 10.8 Fees and Other Income 10.3 15.4 8.5 9.6 43.7 6.5 9.0 6.8 5.5 27.7 Total Interest and Related Portfolio Income 144.9 134.6 120.7 100.9 501.1 95.2 84.6 72.4 66.4 318.7 Total Operating Expenses 73.4 66.6 73.0 73.5 286.6 68.0 63.7 60.9 64.8 257.5 Income Tax Expense (Benefit), Including Excise Tax 2.0 4.1 2.1 (5.6) 2.5 (0.4) 2.7 1.9 1.4 5.6 Net Investment Income 69.5 63.9 45.6 33.0 212.0 27.5 18.2 9.6 0.2 55.6 Net Realized Gains (Losses) 3.1 (17.9) 62.0 (176.7) (129.4) (27.1) (126.1) (5.1) (202.9) (361.1) Net Change in Unrealized Appreciation or Depreciation (113.4) (148.2) (425.9) (436.3) (1,123.8) (350.1) (2.8) (27.7) 203.8 (176.7) Gain on Repurchase of Debt -- -- -- 1.1 1.1 2.0 81.5 -- -- 83.5 Loss on Extinguishment of Debt -- -- -- -- -- -- -- (117.5) (5.3) (122.8) Net Income (Loss) ($40.7) ($102.2) ($318.3) ($578.8) ($1,040.0) ($347.7) ($29.1) ($140.7) ($4.1) ($521.5) Net Investment Income, Net Realized Gains (Losses), Gain on Repurchase of Debt and Loss on Extinguishment of Debt $72.7 $46.0 $107.6 ($142.6) $83.8 $2.4 ($26.3) ($113.0) ($208.0) ($344.8) Common Dividends Paid $108.1 $116.1 $116.1 $116.2 $456.5(1) -- -- -- -- -- (1) A substantial portion of 2008 dividends were paid from 2007 taxable income.

Per Share Data Q1'08 Q2'08 Q3'08 Q4'08 FY'08 Q1'09 Q2'09 Q3'09 Q4'09 FY'09 Net Investment Income $0.43 $0.37 $0.26 $0.18 $1.23 $0.15 $0.10 $0.05 $0.00 $0.31 Net Realized Gains (Losses) 0.02 (0.10) 0.35 (0.99) (0.75) (0.15) (0.71) (0.03) (1.13) (2.02) Net Change in Unrealized Appreciation or Depreciation (0.70) (0.86) (2.38) (2.44) (6.50) (1.96) (0.02) (0.15) 1.14 (0.98) Gain on Repurchase of Debt -- -- -- 0.01 0.01 0.01 0.46 -- -- 0.47 Loss on Extinguishment of Debt -- -- -- -- -- -- -- (0.66) (0.03) (0.69) Net Income (Loss) ($0.25) ($0.59) ($1.78) ($3.24) ($6.01) ($1.95) ($0.16) ($0.79) ($0.02) ($2.91) Net Investment Income, Net Realized Gains (Losses), Gain on Repurchase of Debt, and Loss on Extinguishment of Debt(1) $0.45 $0.27 $0.60 ($0.80) $0.48 $0.01 ($0.15) ($0.64) ($1.16) ($1.93) Common Dividends Paid $0.65 $0.65 $0.65 $0.65 $2.60(2) -- -- -- -- -- Net investment income, net realized gains (losses), gain on repurchase of debt, and loss on extinguishment of debt are the primary components of taxable income. A substantial portion of 2008 dividends were paid from 2007 taxable income.

Operating Expense Summary ($ in millions) Q1'08 Q2'08 Q3'08 Q4'08 FY'08 Q1'09 Q2'09 Q3'09 Q4'09 FY'09 Operating Expenses: Interest Expense Interest expense (excluding installment sale interest) $35.7 $34.5 $34.0 $37.1 $141.2 $41.6 $ 41.6 $40.9 $40.7 $164.8 Installment sale interest expense 1.9 2.0 2.0 1.9 7.7 1.9 1.5 1.5 1.3 6.3 Employee Expense Employee expense (excluding IPA) 24.3 11.1 19.4 17.0 72.0 11.1 11.0 10.9 9.2 42.1 IPA 2.4 2.2 2.0 2.0 8.5 -- -- -- -- -- IPA mark-to-market expense (benefit) (4.1) -- -- -- (4.1) -- -- -- -- -- Employee Stock Option Expense 4.2 3.9 1.5 2.3 11.8 0.8 1.2 0.4 1.0 3.4 Administrative Expense 9.0 12.9 14.1 13.3 49.4 9.8 8.5 7.2(1) 12.6(1) 38.1 Impairment on long-lived asset -- -- -- -- -- 2.9 -- -- -- 2.9 Total Operating Expenses $73.4 $66.6 $73.0 $73.5 $286.6 $68.0 $63.7 $60.9 $64.8 $257.5 (1) Includes merger-related expenses of $0.8 million and $5.1 million in Q3'09 and Q4'09, respectively.

Employee and Administrative Expense

$30
$25
$20
$15
$10
$5
$0
($ in millions)
$25.8
$12.7
$20.1
$12.4
$10.5
$9.5
2007 Average Quarterly Expense
2008 Average Quarterly Expense
2009 Average Quarterly Expense
Employee Expense (1)
Administrative Expense

Fourth Quarter 2009 Results Presentation

10

ALLIED CAPITAL

Employee and Administrative Expense (1) Employee expense includes salaries and employee benefits, IPA and IPB awards; excludes IPA mark to market expense (benefit) and option expenses. In 2009, there was no IPA or IPB award. 2006 Average Quarterly Expense 2007 Average Quarterly Expense 2008 Average Quarterly Expense 2009 Average Quarterly Expense Employee Expense 22.5 25.8 20.1 10.5 Administrative Expense 9.8 12.7 12.4 9.5 (1)

Unrealized Appreciation or Depreciation Summary ($ in millions) Q1'08 Q2'08 Q3'08 Q4'08 FY'08 Q1'09 Q2'09 Q3'09 Q4'09 FY'09 Net unrealized appreciation (depreciation) ($95.9) ($162.9) ($378.7) ($605.1) ($1,242.6) ($362.7) ($101.2) ($36.4) ($4.4) ($504.6) Unrealized appreciation reversed for realized gains and dividend income (46.0) (2.2) (82.0) (0.9) (131.1)(1) (4.4) (17.9) (9.3) (7.6) (39.2)(2) Unrealized depreciation reversed for realized losses 28.5 16.9 34.8 169.7 249.9 17.0 116.3 18.0 215.8 367.1 Net change in unrealized appreciation or depreciation ($113.4) ($148.2) ($425.9) ($436.3) ($1,123.8) ($350.1) ($2.8) ($27.7) $203.8 ($176.7) Components of Net Change Includes reversals of $11.5 million related to dividend income recognized in 2008. Includes reversals of $10.8 million related to dividend income recognized in 2009.

Changes in Unrealized Appreciation/Depreciation[1]

($ in millions)
$700
$600
$500
$400
$300
$200
$100
$0
$633
$446
$426
$227
$181
$166
$150
$113
$90
$94
$85
$64
$47
$28
$83
$65
Q1'08
Q2'08
Q3'08
Q4'08
Q1'09
Q2'09
Q3'09
Q4'09
Unrealized Appreciation
Unrealized Depreciation

Fourth Quarter 2009 Results Presentation

12

ALLIED CAPITAL

Changes in Unrealized Appreciation/Depreciation(1) Q1'08 Q2'08 Q3'08 Q4'08 Q1'09 Q2'09 Q3'09 Q4'09 (1) Excludes reversals of unrealized appreciation or depreciation associated with realized gains or losses and dividend income.

Realized Gains/Losses vs. Unrealized Appreciation/Depreciation ($ in millions) 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 1998- Present Realized gains $28.6 $10.1 $95.5 $94.3 $267.7 $343.1 $557.5 $400.5 $150.5 $52.7 $2,057.8 Unrealized appreciation reversed ($7.5) ($6.5) ($78.8) ($78.5) ($210.5) ($108.0) ($501.5) ($332.6) ($119.6)(1) ($39.2)(2) ($1,505.4) % realized gains exceeded appreciation 281% 56% 21% 20% 27% 218% 11% 20% 26% 34% 37% Realized losses ($13.1) ($9.4) ($50.6) ($19.0) ($150.5) ($69.6) ($24.2) ($132.0) ($279.9) ($413.8) ($1,171.5) Unrealized depreciation reversed $12.0 $8.9 $49.0 $20.3 $151.8 $68.0 $22.5 $139.8 $249.9 $367.1 $1,098.3 % realized losses covered by depreciation 92% 94% 97% 107% 101% 98% 93% 106% 89% 89% 94% Net realized gains (losses) $15.5 $0.7 $44.9 $75.3 $117.2 $273.5 $533.3 $268.5 ($129.4) ($361.1) $886.3 (1) Excludes reversals of $11.5 million related to dividend income recognized in 2008. (2) Excludes reversals of $10.8 million related to dividend income recognized in 2009.

New Investments and Investment Exits

$2,000
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
($ in millions)
$1,846
$1,227
$275
$270
$319
$338
$434(1)
$287
$50
$159
$1,078(1)
$1,054
$37
$242
$62
$346
$19
$63
$12
$419
$130
$1,070
2007
Q1'08
Q2'08
Q3'08
Q4'08
2008
Q1'09
Q2'09
Q3'09
Q4'09
2009
Portfolio Investments
Principal Collections Related to Repayments or Sales(2)

Fourth Quarter 2009 Results Presentation

14

ALLIED CAPITAL

New Investments and Investment Exits 2007 Q1'08 Q2'08 Q3'08 Q4'08 2008 Q1'09 Q2'09 Q3'09 Q4'09 2009 Portfolio Investments 1846 275 319 433.8 50 1078 37 62 19 12 130 Principal Collections Related to Repayments or Sales 1227 270 338 287 159 1054 242 346 63 419 1070 Includes $319.0 million senior secured loan to Ciena Capital. Includes collections of notes and other consideration received from sale of investments. (1) (1) (2)

Selling Selected Assets to Generate Capital and Liquidity

Cash Proceeds from Repayments or Sales
($ in millions)
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$1,188
$242
$346
$63
$419
$1,070
2008
Q1'09
Q2'09
Q3'09
Q4'09
2009

Fourth Quarter 2009 Results Presentation

15

ALLIED CAPITAL

Selling Selected Assets to Generate Capital and Liquidity 2007 Q1'08 Q2'08 Q3'08 2008 Q1'09 Q2'09 Q3'09 Q4'09 2009 Q1'10 to Date Principal Collections Related to Repayments or Sales 1212 298 338 378 1188 242 346 363 419 1070 151 Cash Proceeds from Repayments or Sales % of Prior Qtr FV 100% 91% 94% 107% 99% 96%

Portfolio Quality – Non-Accrual Loans & Debt Securities

Total Portfolio
$ in millions
% of Portfolio at Value
$400
$350
$300
$250
$200
$150
$100
$50
$0
14%
12%
10%
8%
6%
4%
2%
0%
2005
2006
2007
2008
Q1'09
Q2'09
Q3'09
Q4'09
$156
$239
$212
$336
$228
$254
$315
$247
4.3%
5.3%
4.4%
9.6%
7.9%
10.0%
12.5%
11.6%
Non-Accruals
% of Portfolio

Total Portfolio Excluding Ciena
$ in millions
% of Portfolio at Value
$500
$400
$300
$200
$100
$0
12%
10%
8%
6%
4%
2%
0%
2005
2006
2007
2008
Q1'09
Q2'09
Q3'09
Q4'09
$156
$172
$143
$231
$164
$161
$213
$147
4.3%
3.8%
3.1%
6.6%
5.6%
6.3%
8.5%
6.9%
Non-Accruals
% of Portfolio

Fourth Quarter 2009 Results Presentation

16

ALLIED CAPITAL

2003 2004 2005 2006 2007 Q1'08 Q2'08 Q3'08 Q4'08 2008 Q1'09 Q2'09 Q3'09 Q4'09 % of Portfolio 0.046 0.038 0.043 0.0531 0.0443 0.0325 0.0243 0.091 0.1 0.096 0.079 0.1 0.125 0.116 Non-Accruals 118 114.9 155.8 238.845 211.994 150.729 109.739 383.068 335.625 336 228 254 315 247 Portfolio Quality - Non-Accrual Loans & Debt Securities Total Portfolio Total Portfolio Excluding Ciena 2003 2004 2005 2006 2007 Q1'08 Q2'08 Q3'08 Q4'08 2008 Q1'09 Q2'09 Q3'09 Q4'09 % of Portfolio 0.046 0.038 0.043 0.038 0.03 0.026 0.024 0.05 0.066 0.066 0.057 0.063 0.085 0.069 Non-Accruals 118 114.9 155.8 172.2 143.399 121.4 108.3 203.1 230.742 230.742 164 161 213 147

Portfolio Quality – 90+ Days Delinquent Loans & Debt Securities

Total Portfolio
$250
$200
$150
$100
$50
$0
$ in millions
10%
8%
6%
4%
2%
0%
% of Portfolio at Value
2.2%
1.1%
3.1%
3.1%
2.3%
3.8%
5.1%
8.2%
$81
$48
$149
$108
$67
$97
$129
$176
2005
2006
2007
2008
Q1'09
Q2'09
Q3'09
Q4'09
Delinquencies
% of Portfolio

Total Portfolio Excluding Ciena
$250
$200
$150
$100
$50
$0
$ in millions
10%
8%
6%
4%
2%
0%
% of Portfolio at Value
2.2%
1.1%
1.7%
$3
$3
$4
$27
3.6%
0.1%
0.1%
0.1%
1.1%
$81
$48
$80
$76
2005
2006
2007
2008
Q1'09
Q2'09
Q3'09
Q4'09
Delinquencies
% of Portfolio

Fourth Quarter 2009 Results Presentation

17

Allied Capital

Portfolio Quality - 90+ Days Delinquent Loans & Debt Securities Total Portfolio Total Portfolio Excluding Ciena Q1'04 Q2'04 Q3'04 Q4'04 2003 2004 2005 2006 2007 Q1'08 Q2'08 Q3'08 Q4'08 2008 Q1'09 Q2'09 Q3'09 Q4'09 % of Portfolio 0.061 0.042 0.043 0.044 0.05 0.044 0.022 0.011 0.0312 0.015 0.005 0.005 0.031 0.031 0.023 0.038 0.051 0.082 Delinquencies 147 116.1 128.4 132.6 129.6 132.6 81 48 149.114 69.437 24 22 108 108 67 97 129 176 Q1'04 Q2'04 Q3'04 Q4'04 2003 2004 2005 2006 2007 Q1'08 Q2'08 Q3'08 Q4'08 2008 Q1'09 Q2'09 Q3'09 Q4'09 % of Portfolio 0.061 0.042 0.043 0.044 0.05 0.044 0.022 0.011 0.017 0.009 0.005 0.005 0.001 0.001 0.001 0.001 0.011 0.035 Delinquencies 147 116.1 128.4 132.6 129.6 132.6 81 48 80 40 24 21.4 3.1 3 3 4 27 76

Private Finance Valuation Assistance Q1'07 Q2'07 Q3'07 Q4'07 Q1'08 Q2'08 Q3'08 Q4'08 Q1'09 Q2'09 Q3'09 Q4'09 Number of portfolio investments where third-party valuation assistance was used 88 92 135 112 124 119 128 86 93 91 78 59 Total number of portfolio investments 144 143 151 156 152 149 146 138 132 120 113 100 Percentage of private finance portfolio at value reviewed by third parties 91.8% 92.1% 92.1% 91.1% 94.0% 94.9% 97.2% 89.8% 94.0% 96.9% 97.8% 94.6%

CORPORATE PARTICIPANTS
John Scheurer
Allied Capital Corporation — President and CEO
Shelley Huchel
Allied Capital Corporation — Director of IR
Penni Roll
Allied Capital Corporation — CFO
CONFERENCE CALL PARTICIPANTS
Greg Mason
Stifel Nicolaus — Analyst
Chris Harris
Wells Fargo Securities — Analyst
Robert Schwartzberg
Compass Point — Analyst
Jonathan Faye
Faye Investments — Analyst
Gary Bail
Analyst
Drew Figdor
Tiedemann — Analyst
Jasper Birch
Macquarie Research Equities — Analyst
PRESENTATION

Operator
Good morning. At this time, I would like to welcome everyone to the Allied Capital Q4 2009 earnings conference call. All lines have been placed on mute to prevent background noise. After the speaker’s remarks, there will be a question-and-answer session. (Operator Instructions). Thank you.
I would now like to turn the conference over to John Scheurer, Chief Executive Officer. Please go ahead, sir.

John Scheurer - Allied Capital Corporation — President and CEO
Thank you, Stephanie. Good morning, everyone, and welcome to Allied Capital’s fourth quarter 2009 conference call. I’m joined today by Penni Roll and Shelley Huchel. Shelley, would you open the discussion today with the required conference call information and a discussion about forward-looking statements, please.
Shelley Huchel - Allied Capital Corporation — Director of IR
Absolutely. Today’s call is being recorded and web cast live through our website at www.alliedcapital.com. An archive of today’s web cast will also be available on our website, as will an audio replay of the conference call. Replay information is included in our press release today and is

THOMSON REUTERS STREETEVENTS   |  www.streetevents.com  |   Contact Us
© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript

Feb 24, 2010 / 03:15PM GMT, ALD — Q4 2009 Allied Capital Corporation Earnings Conference Call
posted on our website. Please note that this call is the property of Allied Capital. Any unauthorized rebroadcast of this call, in any form, is strictly prohibited.
I’d also like to call your attention to the customary Safe Harbor disclosure in our press release today regarding forward-looking information. Today’s conference call includes forward-looking statements and projections. We ask that you refer to our most recent filings at the SEC for important factors that could cause actual results to differ materially from these projections. We do not undertake to update our forward-looking statements unless required by law. To obtain copies of our latest SEC filings, please visit our website or call investors relations toll free at 888-253-0512. For today’s conference call, we have provided a companion slide deck that complements our discussion and lays out many of the numbers we will discuss. These slides are available in the Presentations and Reports section of the Investor Resources portion of the our website. We will make reference to the data included in the slides throughout today’s call.
This call includes communication being made in respect of the proposed business combination involving Ares Capital and Allied Capital. In connection with the proposed transaction, Ares Capital has filed with the SEC a registration statement on form N-14 that includes proxy statements of Ares Capital and Allied Capital and that also constitutes a prospectus of Ares Capital. On or around February 16, 2010, Ares Capital and Allied Capital began mailing the joint proxy statement prospectus to their respective stockholders of record as of the close of business on February 2, 2010. Investors and security holders of Ares Capital and Allied Capital are urged to do read the joint proxy statement prospectus and other documents filed with the SEC carefully in their entirety because they contain important information about the proposed transaction. Investors and security holders can obtain free copies of the registration statement and joint proxy statement prospectus and other documents filed with the SEC by each of Ares Capital and Allied Capital through the websites maintained by the SEC at www.sec.gov.
Free copies of the registration statement and joint proxy statement prospectus and other documents filed with the SEC can also be obtained on Ares Capital Corporation’s website at www.arescapitalcorp.com, or on Allied Capital corporation’s website at www.alliedcapital.com, respectively. Ares Capital, Allied Capital, and their respective directors, executive officers and certain other members of management and employees, including employees of Ares Capital’s Investment Advisor, Ares Capital Management, LLC. and any of its affiliates may be soliciting proxies from Ares Capital and Allied Capital stockholders in favor of the acquisition. Information regarding the persons who may, under the rules of SEC, be considered participants in the solicitation of the Ares Capital and Allied Capital stockholders in connection with the proposed acquisition is set forth in the joint proxy statement prospectus filed with the SEC. You can obtain a free copy of this document in the matter set forth above. Finally, as always, there will an Q&A presentation after the presentation. With that, I’ll turn it back over to John.

John Scheurer - Allied Capital Corporation — President and CEO
Thank you, Shelly. 2009 was a challenging year for the US economy, the Capital Markets and for Allied Capital. As you recall, we had significant depreciation in the fair value of our portfolio in the second half of 2008, which reflected then existing market conditions and performance of certain portfolio companies. As a result, we experience a corresponding reduction in our net worth causing our asset coverage ratio to fall below 200% at December 31, 2008. Throughout 2009, we stayed focused on generating capital and liquidity to reduce leverage in our capital structure by selectively selling assets, retaining capital through the suspension of dividend payments and reducing employee and administrative costs. In 2009, we generated cash proceeds totaling $1.1 billion, including realized gains of $52.7 million from investment repayments or asset sales. These cash proceeds represented approximately 96% of the aggregate fair value of these assets at the end of the quarter prior to exit. We believe that the quality of the assets in our portfolio, the hard work of our deal teams, and the strength of our relationships with market participants allowed us to complete such a significant amount of asset sales in a very difficult economic environment.
We used the cash generated from our asset sales and repayments to build cash and reduce debt throughout 2009. At December 31, 2008, our total par amount of debt outstanding was $1.9 billion, as compared to $1.5 billion at December 31,,2009, a $451 million reduction. This debt reduction resulted from the paydown of private debt by $317 million, and the discounted repurchase of public debt with a face amount of $134 million. We realized a gain of $84 million on the public debt repurchase. At December 31, 2009, we had cash on hand of $402 million. In January 2010, we continued to build liquidity through additional asset sales to put ourselves in a position to further delever by repaying, in full, the existing secured private debt, which had an outstanding par balance of $673.2 million at December 31, 2009. In order to capture a $50 million credit on the private notes by repayment by January 31.
In January, we generated additional cash proceeds totaling approximately $150 million, including realized gains of $0.2 million, from investment repayments or asset sales. These cash proceeds approximated the aggregate fair value of these assets at December 31, 2009. Assets sold in the fourth quarter of 2009 and in January 2010 included assets sold to Ares Capital, our pending merger partner or one of its affiliates for cash proceeds of $325 million, including realized gains of $6 million. These cash proceeds approximated the aggregate fair value of these assets at the end of the quarter prior to exit. Using cash on the balance sheet at December 31, 2009, the additional proceeds from asset sales in January and the

THOMSON REUTERS STREETEVENTS   |  www.streetevents.com  |   Contact Us
© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript

Feb 24, 2010 / 03:15PM GMT, ALD — Q4 2009 Allied Capital Corporation Earnings Conference Call
proceeds from a new $250 million senior secured term loan, we repaid our outstanding secured private notes and bank facility in full on January 29. By repaying the private notes in full before January 31, we were able to recover and apply towards principal the $50 million restructuring fee paid as part of the August 2009 restructuring.
The January refinancing reduced the Company’s total debt outstanding at par as of January 29, 2010, to $996 million, from $1.5 billion at December 31, 2009. It also reduced our weighted average cost of debt from 10.4% at December 31, 2009, to approximately 6.7% at January 29. As the interest payments under the new term loan — term debt are considerably more favorable. In addition, this refinancing and the related payoff of our existing private debt allowed us to return to an asset coverage ratio above 200%, assuming no changes in portfolio values since year end 2009, for the first time since December 31, 2008. While we have currently returned to an asset coverage ratio above 200%, our new term debt still limits our operational flexibility. As it, among other things, requires repayments from asset sales, new debt issuances and excess cash, generally restricts new investments beyond existing contractual commitments and limits our ability to pay dividends.
While the efforts we have made since the beginning of 2009 were important to realigning our debt capital, during this time, we were also focused on another equally, if not more important, matter, rebuilding shareholder value. To this end, we spent considerable effort exploring strategic alternatives, including continuing our existing business on a stand-alone basis with our existing structure, converting to an operating company, agreeing to a large investment by a strategic investor or entering into a business combination with a financial services firm. After significant consideration of these options, we concluded that the merger with Ares Capital was in the best interest of shareholders, an opinion we continue to hold.
As we announced yesterday, we will be having a joint conference call with Ares on Wednesday, March 3 at 10 a.m. to discuss the pending merger. Our definitive proxy, which you should have received by now, provides significant details about the merger transaction, and we hope that you will take the time to read it. For today, though, we want to discuss some of the elements of the merger from our perspective, and then we plan to have a more full-some discussion next week on the joint call with Ares.
If the merger is approved, Allied Capital shareholders will become Ares Capital shareholders, with each Allied Capital shareholder receiving .325 shares of Ares Capital for each share of Allied Capital stock currently owned. Upon completion of the merger, current Allied Capital shareholders will own approximately 30% of the combined Company. We believe there are a number of benefits of a merger with Ares Capital, including the resumption of dividend payments to Allied Capital shareholders. Ares Capital has consistently paid a quarterly dividend since April of 2006 in an amount of at least $0.35 per share. And our shareholders would begin to receive a dividend from Ares after the closing of the merger.
Some of our shareholders have asked if the Ares merger still makes sense in light of what we’ve accomplished to delever our balance sheet. We strongly believe that the merger is still better for our shareholders than proceeding on a stand-alone basis for the following reasons: Allied Capital has not paid a dividend to its shareholders since the fourth quarter of 2008. We’ve been focused and continue to focus on retaining capital to pay down debt, and we are also restricted by the terms of our private term debt from paying dividends, unless dividends need to be paid in order to meet our [REC] distribution requirements. We currently estimate that we do not have any required distributions for 2009. And since we intend to continue to preserve capital, we would not expect Allied shareholders to receive dividends in 2010 on a stand-alone basis. Taxable income for 2010, if any, could be carried forward for distribution in 2011.
In addition to participating in the receipt of a dividend after an Ares merger, we believe our shareholders, as Ares shareholders, will benefit from improved access to the debt and equity capital markets. Increased portfolio diversity, a larger platform to support future growth, an increased liquidity and flexibility. In January, Ares Capital accessed both the debt and equity markets. Ares closed a new and expanded three-year revolving credit facility with its bank lenders, with commitments of $690 million and a borrowing rate of LIBOR plus 300. Ares Capital has an investment grade credit rating of BBB by S&P and Fitch ratings. In addition, Ares sold new equity totaling $293 million in an accretive equity raise t a price its net asset value. We believe this demonstrates their ability to effectively access both the debt and equity markets.
While we access the debt markets to refinance our private debt, we are still a noninvestment grade borrower, and our borrowing costs under the new term debt, excluding fees, is 150 basis points more expensive than Ares’ new bank facility. In addition, our new term debt of $250 million matures in February 2011, and, therefore, we will need to continue to sell assets to retire this debt and to put ourselves in a position to repay or refinance the $319 million of public debt that matures in July 2011. As long as we have operating restrictions and are not paying a dividend, in all likelihood, we also expect that our stock will continue to trade below NAV. We currently do not have shareholder approval to sell stock below NAV, and therefore, our current ability to raise equity is limited.
We believe Ares’ ability to raise capital favorably positions the combined entity to grow, to take advantage of attractive new investment opportunities, and to potentially achieve greater value from our portfolio over time. We believe the combined Company will benefit from a well-

THOMSON REUTERS STREETEVENTS   |  www.streetevents.com  |   Contact Us
© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript

Feb 24, 2010 / 03:15PM GMT, ALD — Q4 2009 Allied Capital Corporation Earnings Conference Call
capitalized balance sheet, access to capital for growth, an experienced middle-market investment origination team, and a proven asset management platform.
In addition to these benefits, I think it’s important to point out the increase to the value of both Companies’ stocks since October 26, 2009, the date we announced the merger agreement. On the day prior to the announcement, Allied Capital stock was trading at $2.73, and Ares Capital stock was trading at $10.69. Yesterday, Allied Capital’s stock closed at $4.05 and Ares Capital stock closed at $12.62, up 48% and 18% respectively. We are hopeful that the combined Companies’ growth prospects will continue to be reflected as dividend payments and share price over time. For these reasons, our Board of Directors has unanimously approved the merger and recommends a vote for the merger. Now, I’d like to turn the call every to Penni to discuss our proxy solicitation efforts with respect to the merger with Ares.

Penni Roll - Allied Capital Corporation — CFO
Thanks, John.The definitive proxy statement detailing the merger was mailed to shareholders last week, and our proxy solicitation has begun. We hope that by now you have received your proxy, and if you haven’t, please let us know or let your broker know. For the merger to be approved, an affirmative vote is required from two-thirds of Allied Capital’s shares outstanding. The majority of Allied Capital’s 180 million shares outstanding are held by individual investors. Therefore, it is crucial that all of our shareholders participate in this vote, and we ask that you read the proxy statement and vote your shares. Shareholders so stating or simply failing to return the proxies will have the same effect as if they vote against the merger, so your participation is extremely important.
We have incurred approximately $6 million in expenses to date in connection with the proposed merger with Ares, which will be incurred by our shareholders, even if the merger does not close. In addition, we must pay a $15 million breakup fee to Ares if our shareholders do not approve the merger. Because of the importance of this proposal, we have engaged a proxy solicitor, Georgeson, to assist us in contacting shareholders to solicit your vote. For the shareholders on this call, you may have already received, and in the upcoming weeks may continue to receive, calls from a Georgeson representative to solicit your vote or to assist you in voting your shares. Given the number of retail shareholders that we have and the vote required, we believe this is the best way to ensure that as many shareholders vote as possible. Whether you hold 50 shares or 500,000 shares, you can see that your vote is very important. We hope that you will give this matter its due attention and vote your shares as soon as possible.
It is important to note that the voting instructions are different if you hold your shares in a bank or brokerage account or if you are a registered shareholder. Voting instructions have been included with the proxy statement mailed to shareholders. We have also included proxy voting instructions on page 3 of today’s conference call slide deck, which provides important information on how to vote your shares. In addition, you can visit our website at www.alliedcapital.com, call Investors Relation at 888-253-0512, or call Georgeson at 866-695-6072, if you need clarity on voting instructions or have any questions about the proxy statement.
At this time, I would like to turn to the discussion to quickly reviewing the results for the fourth quarter. For more details on our fourth quarter and full year 2009 results, I refer you to our fourth quarter earnings release, the earnings presentation on our website, and our form 10-K, which we will file in the coming days. To begin the discussion, please turn to slide four in the earnings presentation. As of December 31, we had an investment portfolio of $2.1 billion and total assets of $2.7 billion. Total debt at quarter end was $1.4 billion, and total shareholders equity was $1.2 billion. At December 31, 2009, our asset coverage ratio was 180%. Our debt to equity ratio was 1.19 to 1, and our net debt equity ratio was 0.85 to 1.
As John mentioned earlier, we have continued to be successful in our efforts to sell selected assets to repay debt. Upon the repayment and refinancing of our private notes and bank facility in January 2010, our asset coverage ratio is currently back above 200%. Our net asset value at December 31 was $6.66, down slightly from $6.70 at September 30. The interest-bearing portfolio yield was 11.6% at December 31, 2009, as compared to 11.9% at September 30, 2009. Now please turn to slide seven.
Net investment income was $0.2 million for the fourth quarter of 2009, as compared to net investment income of $9.6 million for the third quarter. The lower investment income for the fourth quarter primarily relates to lower interest income and increased administrative expenses. Interest income was $59.7 million for the fourth quarter of 2009, as compared to $65 million for the third quarter. The $5.3 million decline was primarily a result of the sale or repayment of interest-bearing portfolio assets.
Administrative expenses are shown on slide nine. Administrative expenses for the fourth quarter of 2009 were $12.6 million, as compared to $7.2 million for the third quarter. The fourth quarter expense included $5.1 million in costs related to the merger with Ares. As you can see on slide

THOMSON REUTERS STREETEVENTS   |  www.streetevents.com  |   Contact Us
© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript

Feb 24, 2010 / 03:15PM GMT, ALD — Q4 2009 Allied Capital Corporation Earnings Conference Call
ten, we have focused on reducing expenses in 2009. In 2009, we reduced our average quarterly administrative expenses by approximately 31%, and our average quarterly employee expense, excluding IPA market-to-market expense by approximately 48%, as compared to 2008.
Going back to slide seven, net realized losses were $202.9 million for the fourth quarter of 2009, as compared to net realized losses of $5.1 million in the third quarter, and $126.1 million for the second quarter. Realized losses in the fourth quarter were $219.6 million, including a $103 million loss on the sale of Wear Me Apparel, and a $62.6 million loss on the sale of CR Brands. Realized gains for the fourth quarter were $16.7 million, including a $6.2 million gain on the sale of our investment in the senior secured loan fund.
Net change and unrealized appreciation or depreciation was a positive $203.8 million for the fourth quarter of 2009. Excluding reversals related to net realized losses and dividend income, net unrealized depreciation in the fourth quarter was $4.4 million, as compared to net unrealized depreciation of $36.4 million in the third quarter. The net loss for the fourth quarter was $4.1 million, or $0.02, per share.
Now please turn to slide 14. During 2009, investments funded totaled $130.4 million, which primarily related to funding existing investment commitments. As John mentioned, we generated significant capital from our portfolio during 2009, with principal collections related to repayments or sales totaling $1.1 billion including realized gains of $52.7 million. As a result of these significant [exits] and the recording of net unrealized depreciation, our total portfolio at value declined from $3.5 billion at December 31, 2008, to $2.1 billion at December 31, 2009.
Now please turn to slides 16 and 17 for a discussion of portfolio quality. Loans and debt securities not accruing interest, excluding Ciena, were $147 million, or 6.9% of the total portfolio’s value at December 31, as compared to $213 million, or 8.5%, at September 30. The decrease in nonaccruals primarily relates to the sale of Wear Me Apparel and CR Brands, which were on nonaccrual prior to the sale. Loans and debt securities over 90 days delinquent, excluding Ciena, were $75.7 million, 3.6%, of the portfolio’s value at December 31, 2009, as compared to $26.9 million or 1.1% of the portfolio’s value at September 30. The percentage of loans and debt securities on nonaccrual and over 90 days delinquent at December 31, 2009 is much higher on a relative basis as a percentage of the total portfolio, as the size of the portfolio has declined from $3.5 billion at December 31, 2008 to $2.1 billion at December 31, 2009. And with that, I will turn the call back to John.

John Scheurer - Allied Capital Corporation — President and CEO
Thank you, Penni. Before I open the call for questions, I’d like to again reiterate the importance of each and every shareholder voting their shares. Please keep in mind that two-thirds of Allied Capital shares outstanding must be vote for the merger for the merger to be approved. And at shareholders who abstain, or simply fail to return their proxies will have the same effect as if they vote against the merger. Our Board of Directors has unanimously recommended that you vote for the merger, as we believe the merger with Ares is in the best interest of the shareholders. We thank you for your time and attention to this very important matter. As I mentioned earlier, we will be holding a joint conference call with Ares on March 3, and look forward to discussing the merger further at that time. With that, let’s open the lines for questions. Stephanie?
QUESTION AND ANSWER

Operator
(Operator Instructions). Your first question comes from the line of Greg Mason with Stifel Nicolaus.

Greg Mason - Stifel Nicolaus — Analyst
A little bit more about the credit quality of your portfolio and how it’s performing this quarter. I know that nonaccruals declined, but Penni, as you mentioned, that was largely due to Wear Me Apparel and CR. What was the nonaccruals would have been had those not been realized, and just some commentary on the performance of the credit quality of the portfolio this quarter?

Penni Roll - Allied Capital Corporation — CFO
I’ll start with quality discussion.

John Scheurer - Allied Capital Corporation — President and CEO

THOMSON REUTERS STREETEVENTS   |  www.streetevents.com  |   Contact Us
© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript

Feb 24, 2010 / 03:15PM GMT, ALD — Q4 2009 Allied Capital Corporation Earnings Conference Call
I think in answer to your question, there’s a couple things, obviously you want to know some of the details. But overall, I think we feel pretty good about the fact that we are — with the amount of assets that we’ve liquidated over the course of 2009. That, while you look at the percentage, percentage increased slightly, still on a dollar basis, particularly on the nonaccruals, we were able to get the dollars down from $315 million to $247 million. And you take out Ciena, $213 million down to $147 million. There’s been, as Penni pointed out, I think we had one new loan — two new loans that came on nonaccrual during the fourth quarter, which had a slight effect, but on a net basis, Penni what’s the differential between the two?

Penni Roll - Allied Capital Corporation — CFO
I think the easiest way to answer this for you is that two new loans that went fully on nonaccrual this quarter had a value at December 31 of about $28 million. But I think the other way to look at the effect of the nonaccruals is, our portfolio yield that we compute for you, which is on page four of the slide deck, is reflective of those nonaccruals. So the 11.6% portfolio yield at December 31, 2009, reflects those additional nonaccruals, and that’s also affecting, in addition to these assets that were sold during the course of the quarter, the lower yield compared to 11.9% at September 30. About a 30 basis point decline in yield overall. That 11.6% reflects those nonaccruals and gives you a sense of the portfolio yield perspectively, all other things being equal.

Greg Mason - Stifel Nicolaus — Analyst
Great. Thank you. Could you give us a little color on the $150 million you sold in January, mix of debt investments versus equity? And then of the fourth quarter investments that you sold, what was the yield, weighted average yield on the debt portion that you sold in the quarter?

Penni Roll - Allied Capital Corporation — CFO
The $150 million of proceeds of assets assets that were sold in the January time frame related primarily to debt securities, and I don’t have the yield with me of what the weighted average yield of those are. We would have to get back to you on that.

John Scheurer - Allied Capital Corporation — President and CEO
It was primarily debt and it was — we needed a little extra cash to be able to make sure we could close the refinance transaction.

Greg Mason - Stifel Nicolaus — Analyst
Okay. Great. Thank you.

Operator
Your next question comes from the line of Chris Harris with Wells Fargo.

Chris Harris - Wells Fargo Securities — Analyst
Great. Thanks a lot. First question here on the proposed Ares merger, I know in the past you guys have had some limited success in drumming up votes from your retail investor base. Just curious as to what processes or what you’re doing maybe different this time, to try to get shareholders to vote that maybe you weren’t able to do last time. Or maybe if you could walk us through that process?

John Scheurer - Allied Capital Corporation — President and CEO
Well, we have hired a proxy solicitor, as Penni pointed out, Georgeson, to work on soliciting votes. And I think that’s been done in the past. There’s maybe a little built more of a — they realize that this is a very important, as any other vote, but they’ve been working very hard on soliciting the votes. Beyond that, we have meetings that have been set up. We’re doing, as I pointed out, this joint conference call on March 3.

THOMSON REUTERS STREETEVENTS   |  www.streetevents.com  |   Contact Us
© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript

Feb 24, 2010 / 03:15PM GMT, ALD — Q4 2009 Allied Capital Corporation Earnings Conference Call
There have been numerous meetings set up with, besides investors. And as you know as well, probably, our investor base has changed somewhat over the past number of months, particularly since the merger was announced. So we are doing everything that I think that we can do. And I know that I was around, and Penni was, too, when Bill put the Company together in 1997, which was an amazing feat. And when you saw the amount of work that went into that and some of the strategies that were employed to be able to reach out to shareholders during that period of time, we’re certainly aware of all of those. And we’re going to do everything that we can to make sure this happens.

Chris Harris - Wells Fargo Securities — Analyst
Great. That’s helpful. Then with respect to your financing here, obviously the JPMorgan facility is, as you pointed out, is kind of a temporary facility. Do you think, or are you in negotiations now, with any lenders and maybe expanding expanding your facility base? Or conversely, do you think you could actually get a stand-alone debt facility, exclusive of the Ares merger?

John Scheurer - Allied Capital Corporation — President and CEO
Currently we are — we just closed this other facility in January, which was a big scramble for us. Because it was — we had a lot of work that we had to do in a very short period of time, and the financing markets aren’t exactly wide open for particularly noninvestment grade borrowers. So we felt very — and we also looked at many different financing alternatives. We are currently moving forward and happy with that facility, certainly for a number of months, and I don’t think we have any plans to go out and try to replace anything else. And we’re focused on getting the merger with Ares approved. So in answer to your question, we’re not really doing anything else right now.

Chris Harris - Wells Fargo Securities — Analyst
Last question here and I’m jump back in the queue. Along the same lines, clearly the payoff of the private notes is a good positive for you guys. Maybe you can give guidance here a little bit here. Is your weighted average funding cost in the neighborhood of 6.5% now, does that sound about right?

Penni Roll - Allied Capital Corporation — CFO
Yes. I think we said the weighted average cost is around 6.7%. When you use this lower amount of $250 million of debt outstanding that we just used to refinance the other debt and add that with the cost of our public debt capital that still is out there.

Chris Harris - Wells Fargo Securities — Analyst
Great. Thank you.

Operator
Your next question comes from the line of Scott Jasper with Macquarie.

Jasper Birch - Macquarie Research Equities — Analyst
This is Jasper Birch with Macquarie. Just looking at your asset sales last quarter, $418 million divesture. I think you said $325 million of that was to Ares. I was just wondering, and then the other $93 million of course, I was just wondering, what was the other $93 million? And can we get some color on the $150 million sold post quarter end? Was that to Ares, or is that just into the general market?

John Scheurer - Allied Capital Corporation — President and CEO
The $150 million post quarter end was all through Ares. No.

THOMSON REUTERS STREETEVENTS   |  www.streetevents.com  |   Contact Us
© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript

Feb 24, 2010 / 03:15PM GMT, ALD — Q4 2009 Allied Capital Corporation Earnings Conference Call

Penni Roll - Allied Capital Corporation — CFO
Well, and another third party participated.

John Scheurer - Allied Capital Corporation — President and CEO
That’s right, one-third party participated in one piece of that deal. Then the deals that were completed in the fourth quarter, whether you say you’re looking for — I think we announce the two big deals.

Penni Roll - Allied Capital Corporation — CFO
Right.

John Scheurer - Allied Capital Corporation — President and CEO
Right, which the Allied — the Senior Debt Fund and also the Senior Secured Loan Fund, which were two pretty large deals in total that were close to $200 million.

Jasper Birch - Macquarie Research Equities — Analyst
Yes. Ok, fair enough. With CR Brand and Wear Me, were those sold to Ares?

Penni Roll - Allied Capital Corporation — CFO
No.

Jasper Birch - Macquarie Research Equities — Analyst
No? Those were sold —?

Penni Roll - Allied Capital Corporation — CFO
Different transactions to other companies.

Jasper Birch - Macquarie Research Equities — Analyst
Excellent. Thank you for that color. And then just really quickly if you wouldn’t mind, any major developments in some of your larger holdings, Hot Stuff, (inaudible) Benefit Mall?

John Scheurer - Allied Capital Corporation — President and CEO
No, I don’t think there’s anything of major note.

Jasper Birch - Macquarie Research Equities — Analyst
Okay. I guess that’s it for now. Thank you, guys.

John Scheurer - Allied Capital Corporation — President and CEO

THOMSON REUTERS STREETEVENTS   |  www.streetevents.com  |   Contact Us
© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript

Feb 24, 2010 / 03:15PM GMT, ALD — Q4 2009 Allied Capital Corporation Earnings Conference Call
Okay.

Operator
Your next question comes from the line of Robert Schwartzberg with Compass Point.

Robert Schwartzberg - Compass Point — Analyst
Good morning, everyone. I have two questions. I just want to double-check, is there going to be some sort of $50 million gain or boost to earnings in the first quarter because of the repayment of the private secured debt? That’s question one. And question two is, there was some sort of provision in the merger agreement that related to Ciena, and Ciena’s valuation. And I was wondering if you could add a little clarity to that, please?

Penni Roll - Allied Capital Corporation — CFO
With respect to the refinancing, we — when we received the $50 million credit for repaying the private notes by January 31, that will cause a gain on the extinguishment of that debt. However, there are other costs that we had capitalized as far as a restructure back in August of 2009, that were being amortized into interest expense over the life of that debt, that will triggered to then be fully amortized in, as a loss of debt at that time. And that loss on extinguishment of debt eats up pretty much most of the $50 million. Those are both noncash. Obviously the $50 million gain is a reduction in what we had to pay out to repay the debt in full. But the cash related to the loss on the extinguishment of debt all went out the door back in August when we did the restructure.

Robert Schwartzberg - Compass Point — Analyst
Okay, thanks.

John Scheurer - Allied Capital Corporation — President and CEO
And then on the second question, the Ciena question, you’re right, in the merger agreement there was something called a special termination of that, which if they — well, if the Ares board decided or that there had been losses related to Ciena which exceeded 66 and two-thirds of its fair value, that would be a reason they could do something, terminate the agreement. However, we have since the date the merger agreement was signed, we have continued to provide all current information to Ares with regard to the Ciena, and to date, we haven’t heard anything from them with regard to any issues with it.

Robert Schwartzberg - Compass Point — Analyst
Is it within the parameters that the fair value and everything, that it needs to be in, or is it just that they don’t view it as an issue?

John Scheurer - Allied Capital Corporation — President and CEO
We haven’t heard — they haven’t made any references to being an issue. An issue certainly related to a merger issue at this point.

Robert Schwartzberg - Compass Point — Analyst
Got it. Okay. Well, thank you very much.

Operator

THOMSON REUTERS STREETEVENTS   |  www.streetevents.com  |   Contact Us
© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript

Feb 24, 2010 / 03:15PM GMT, ALD — Q4 2009 Allied Capital Corporation Earnings Conference Call
(Operator Instruction). Your next question comes from the line of Jonathan Faye with Faye Investments.

Jonathan Faye - Faye Investments — Analyst
Yes, hi, thanks, guys. I wanted to touch base on the counteroffer by Prospect Capital and why you’re refusing to discuss what seems to be a superior offer over $1.00 more per share.

John Scheurer - Allied Capital Corporation — President and CEO
Well, thanks for your question, Jonathan. Our board has continued to reaffirm its recommendation for the Ares merger that was announced on October 26, 2009. The Prospect offer, for reasons we have enumerated in our letters and press releases of February 11, February 3, and our 8-K on January 19, 2010, all stated the reasons that we didn’t feel that the offers constituted, and were not reasonably likely to constitute, a superior offer. And we would — our board have to reach that hurdle first. They would have to decide that it was, in fact, a superior offer if we were to do anything else. So, all those documents are publicly available, and you can go into our website and pull them up if you would like to go through any of the reasons. Stephanie, if there’s no more questions, we’ll sign off.

Operator
Your next question comes from the line of Gary Bail, a private investor.

Gary Bail Analyst
My question is if everything goes through okay on this proxy, when could we first expect that dividends would resume?

John Scheurer - Allied Capital Corporation — President and CEO
I tell you —

Gary Bail Analyst
Just approximate.

John Scheurer - Allied Capital Corporation — President and CEO
There’s going to be a conference call, as I pointed out.

Gary Bail Analyst
I understand that, but I’m just curious. You must know that by now. That’s not magic.

John Scheurer - Allied Capital Corporation — President and CEO
Yes, an Ares dividend is — depending on — Ares board has to vote their dividends, and so, it’s really not for us to say. I think we said — I said in our opening statements here that Ares has paid a quarterly dividend of at least $0.35 a quarter since 2006, and that’s as much as I can say. Other than that, it’s really the Ares board that decides when and announces and record dates and payment dates for dividends.

Gary Bail Analyst

THOMSON REUTERS STREETEVENTS   |  www.streetevents.com  |   Contact Us
© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript

Feb 24, 2010 / 03:15PM GMT, ALD — Q4 2009 Allied Capital Corporation Earnings Conference Call
I understand that. But I’m just saying if the proxy went through and everything was signed okay, would it start for the first quarter, second quarter, third quarter? Assuming that Ares had dividends for all those quarters.

John Scheurer - Allied Capital Corporation — President and CEO
Well, you are — the first quarter will be over, right?

Gary Bail Analyst
Pretty close, yes.

John Scheurer - Allied Capital Corporation — President and CEO
Yes, so let’s reasonably conclude whatever you can about that. I’ve guided you as much as I can on the rest of it. But as I said before, Ares, it’s Ares’ issue and they’ll address that.

Gary Bail Analyst
Okay.

John Scheurer - Allied Capital Corporation — President and CEO
Their conference call is tomorrow. I would listen to Ares’ conference call tomorrow and listen to the conference call on March 3.

Gary Bail Analyst
Okay. Very good.

John Scheurer - Allied Capital Corporation — President and CEO
Thank you.

Operator
Your last question comes from the line of John McVeigh with Tiedemann.

Drew Figdor - Tiedemann — Analyst
Yes, this is actually Drew Figdor. I wonder if you could talk about our choices here because fundamentally, given all that you’ve done, the fact that you’re at the 200% asset coverage ratio and the progress that you’ve made with the debt, it seems as if the Company could trade at these levels fundamentally. I wanted to get your understanding or opinion of why the Ares offer is an appropriate value and what concerns you, and maybe go back to the dividend question, because you mentioned you wouldn’t pay a dividend? Where would you sit paying a dividend at what point? And help me understand that.

John Scheurer - Allied Capital Corporation — President and CEO
Well, I think — and Drew, I think we spoke on the phone the other day anyway, didn’t we?

THOMSON REUTERS STREETEVENTS   |  www.streetevents.com  |   Contact Us
© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript

Feb 24, 2010 / 03:15PM GMT, ALD — Q4 2009 Allied Capital Corporation Earnings Conference Call

Drew Figdor - Tiedemann — Analyst
We did.

John Scheurer - Allied Capital Corporation — President and CEO
So we’re going to go over all this for everybody else.

Drew Figdor - Tiedemann — Analyst
No, the question on the call is given what you announced today for earnings in the — I mean some things have changed since I spoke to you the other day, to be fair.

John Scheurer - Allied Capital Corporation — President and CEO
Well yes. But anyway as I said in our opening statement, as long as we have operating restrictions and are not paying a dividend, we would expect the stock to continue to trade below NAV. And we don’t have shareholder approval to sell stock below NAV, so our ability to raise equity is limited. We made the comment about our dividends, and what was likely to happen there. If you’re asking for guidance beyond 2010, I don’t think that’s anything that we can do. We’ve given you as much guidance as we can for 2010 and dividends for 2010, but that’s probably as much as we can do. And I cited again in here all the reasons we think that this is an attractive deal for our shareholders, and for you as a shareholder.

Drew Figdor - Tiedemann — Analyst
Okay. Well, I’m sure we’ll chat again.

John Scheurer - Allied Capital Corporation — President and CEO
Okay. Thank you.

Operator
At this time, there are no further questions.

John Scheurer - Allied Capital Corporation — President and CEO
All right. Thank you very much, Stephanie. And thank you all for joining us today.

Operator
Thank you. This concludes today’s conference call. You may now disconnect.

THOMSON REUTERS STREETEVENTS   |  www.streetevents.com  |   Contact Us
© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. ‘Thomson Reuters’ and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.